Exhibit (a)(1)(E)

Offer to Purchase to For Cash
All Outstanding Shares of Common Stock
of

BARNES & NOBLE, INC.

at
$6.50 NET PER SHARE
Pursuant to the Offer to Purchase, dated July 9, 2019
by

CHAPTERS MERGER SUB INC.

a wholly owned subsidiary of

CHAPTERS HOLDCO INC.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON AUGUST 6, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

July 9, 2019

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated July 9, 2019 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the "Offer"), relating to the offer by Chapters Merger Sub Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Chapters Holdco Inc., a Delaware corporation ("Parent"), which is controlled by Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (the "Sponsors"), to purchase all of the issued and outstanding shares (the "Shares") of common stock par value $0.001 per share, of Barnes & Noble, Inc., a Delaware corporation ("Barnes & Noble"), at a purchase price of $6.50 per Share (the "Offer Price"), net to the holder thereof in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is Barnes & Noble's Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"), which was filed with the U.S. Securities and Exchange Commission (the "SEC") in connection with the Offer.

        FOR THE REASONS DESCRIBED IN THE SCHEDULE 14D-9, THE BOARD OF DIRECTORS OF BARNES & NOBLE (THE "BARNES & NOBLE BOARD") RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES TO THE OFFEROR PURSUANT TO THE OFFER.

        We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

          1.     The Offer Price is $6.50 per Share, net to the holder thereof in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

          2.     The Offer is being made for all issued and outstanding Shares.

          3.     The Offer is being made pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 24, 2019, by and among Barnes & Noble, Parent and the Offeror (as it may be further amended and supplemented from time to time, the "Merger Agreement"), which amended and restated in its entirety the Agreement and Plan of Merger, dated as of June 6, 2019, by and among Barnes & Noble, Parent and the Offeror, pursuant to which, as soon as practicable after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions, the Offeror will merge with and into Barnes & Noble (the "Merger"), with Barnes & Noble continuing as the surviving corporation in the Merger, as a wholly owned subsidiary of Parent.

          4.     The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the "DGCL"), which permits completion of the Merger upon the collective ownership by Parent, the Offeror and any other affiliate of Parent of one share more than 50% of the then outstanding Shares, and, if the Merger is so effected pursuant to Section 251(h) of the DGCL, no vote of Barnes & Noble's stockholders will be required to adopt the Merger Agreement or consummate the Merger. As a result of the Merger, the Shares will cease to be publicly traded. Parent and the Offeror are controlled by the Sponsors.

          5.     A special committee (the "Special Committee") of the Barnes & Noble Board has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, Barnes & Noble and its stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (c) recommended that the Barnes & Noble Board adopt resolutions approving, declaring advisable and adopting the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger.

          6.     The Barnes & Noble Board, based in part on the recommendation of the Special Committee, has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, Barnes & Noble and its stockholders, (b) approved, declared advisable and adopted the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, (c) resolved that the Merger Agreement and the Merger will be governed by and effected under Section 251(h) of the DGCL and (d) recommended that Barnes & Noble's stockholders (other than Parent and its subsidiaries) accept the Offer and tender their Shares to the Offeror in the Offer.

          7.     The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not properly withdrawn) pursuant to the Offer is subject to the conditions set forth in "The Tender Offer—Section 13—Conditions of the Offer" of the Offer to Purchase.

          8.     The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on August 6, 2019, unless the Offer is extended by the Offeror or earlier terminated. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after September 7, 2019, pursuant to SEC regulations.

          9.     Any transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of
BARNES & NOBLE, INC.

at
$6.50 NET PER SHARE
Pursuant to the Offer to Purchase, dated July 9, 2019
by

CHAPTERS MERGER SUB INC.

a wholly owned subsidiary of

CHAPTERS HOLDCO INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 9, 2019 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the "Offer"), relating to the offer by Chapters Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Chapters Holdco Inc., a Delaware corporation, which is controlled by Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership, to purchase all of the issued and outstanding shares (the "Shares") of common stock, par value $0.001 per share, of Barnes & Noble, Inc., a Delaware corporation, at a price of $6.50 per Share, net to the holder thereof in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned's behalf will be determined by the Offeror in its sole discretion.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE
Shares*	Signature(s)
Account No.

Dated , 2019

Area Code and Phone Number

Please Print name(s) and address(es) here

Tax Identification Number or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.